UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 22, 2015

SERVICEMASTER GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 597-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2015, the Board of Directors of ServiceMaster Global Holdings, Inc. (the “Company”) appointed Mark J. Barry as Chief Marketing & Strategy Officer of the Company.  Mr. Barry had previously served as Group President, American Home Shield & Franchise Services Group prior to this promotion.  In connection with Mr. Barry’s new role, the Board appointed Timothy M. Haynes as President, American Home Shield and Jamie Smith as Senior Vice President & Chief Information Officer.  Mr. Haynes had previously served as Senior Vice President & Chief Information Officer and Mr. Smith previously served as Vice President reporting to Mr. Haynes in the IT function.  In their new roles, Messrs. Barry, Haynes and Smith will report directly to the Company’s CEO Robert J. Gillette.  Also in connection with the management changes, Martin Wick, who is serving as President, Franchise Services Group, will now report directly to the Company’s CEO Robert J. Gillette. He previously reported to Mr. Barry in his former position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Registrant)

September 22, 2015	By:	/s/ Alan J. M. Haughie
Alan J. M. Haughie
Senior Vice President and Chief Financial Officer